Exhibit No. 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-155418-02 on Form S-3 of our report dated February 28, 2011, relating to the consolidated financial statements and consolidated financial statement schedule of Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. (“PEC”) appearing in this Annual Report on Form 10-K of PEC for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
February 28, 2011